SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM T-1

              Statement of Eligibility and Qualification under the
                   Trust Indenture Act of 1939, as amended by
          Trust Indenture Reform Act of 1990 ("TIRA") of a Corporation
                          Designated to Act as Trustee

                                   ----------

                      U.S. BANK TRUST NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   81-0816461
                      (I.R.S. employer Identification No.)

                        7310 North 16th Street, Suite 275
                             Phoenix, Arizona 85020
              (Address of principal executive offices and zip code)

                          MOUNTAIN STATES CAPITAL, INC.
               (Exact name of obligor as specified in its charter)

                ARIZONA                                          86-0859332
    (State or other jurisdiction of                           (I.R.S. employer
     Incorporation or organization)                          Identification No.)

         1407 East Thomas Road
            Phoenix, Arizona                                       85014
(Address of principal executive offices)                         (Zip code)

                          MOUNTAIN STATES CAPITAL, INC.

                          18% 12 MONTH PROMISSORY NOTE
                       (Title of the indenture securities)

                                     GENERAL

1.   GENERAL INFORMATION Furnish the following information as to the trustee.

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency
          Washington D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes

2.   AFFILIATIONS   WITH  OBLIGOR  AND   UNDERWRITERS  If  the  obligor  or  any
     underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

     None

     See Note following Item 16.

     ITEMS 3-15 ARE NOT APPLICABLE BECAUSE TO THE BEST OF THE TRUSTEE'S KNOWLEDGE THE OBLIGOR IS NOT IN DEFAULT UNDER ANY INDENTURE FOR WHICH THE TRUSTEE ACTS AS TRUSTEE.

16. LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility and qualification.

     1.   Copy of Articles of Association

     2.   Copy of Certificate of Authority to Commence Business

     3. Copy of Trust Permit authorizing the exercise of corporate trust powers

     4.   Copy of existing By-Laws

     5.   Copy of each Indenture referred to in item 4. - N/A

     6.   The consents of the trustee required by Section 321(b) of the Act

     7. Copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority

                                      NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the trustee by the obligor. While the trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                    SIGNATURE

Pursuant to the requirements of the TIRA, the Trustee, U.S. Bank Trust National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized and attested, all in the City of Phoenix and State of Arizona on the 5th day of May, 2000.


                                        U.S. BANK TRUST
                                        NATIONAL ASSOCIATION


                                        /s/ Robert L. Von Hess
                                        ----------------------------------------
                                        Robert L. Von Hess
                                        Assistant Vice President

Attest: /s/ Brad Stevenson
        ----------------------------
        Brad Stevenson
        Vice President